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                                   EXHIBIT i.

                         Opinion and Consent of Counsel
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                   The Hartford Financial Services Group, Inc.
                                 Hartford Plaza
                               Hartford, CT 06115


October 21, 2002

Board of Directors
The Hartford Mutual Funds, Inc.
55 Farmington Avenue
Hartford, CT 06105

         RE:      THE HARTFORD MUTUAL FUNDS, INC.
                  POST-EFFECTIVE AMENDMENT NUMBER 23
                  FILE NO. 333-02381

Directors:

      I have acted as counsel to The Hartford Mutual Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, in connection with its registration of an indefinite number of its shares of stock representing interests in The Hartford Income Fund, The Hartford Inflation Plus Fund, The Hartford Short Duration Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund of the Company (the "Shares") under the Securities Act of 1933, as amended. In this connection, I have examined post-effective amendment number 23 to the registration statement to be filed by you with the Securities and Exchange Commission on Form N-1A (File No. 333-02381) (the "registration statement"). I am also familiar with the actions taken by you at the board of directors meeting held on August 1, 2002 in connection with the authorization, issuance and sale of the Shares.

      I have examined such Company records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In my examination of such materials, I have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to me. As to various questions of fact material to our opinion, I have relied upon statements of officers and representatives of the Company and upon representations of the Company made in the registration statement.

      Based upon the foregoing, I am of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

      I am an attorney licensed to practice only in Connecticut and Colorado.

      I hereby consent to the inclusion of this opinion as an exhibit to the registration statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   /s/ Kevin J. Carr

                                   Kevin J. Carr